EXHIBIT 10.33

Schedule of Warrants

Issued in Connection with Series D 8% Convertible Preferred Stock

Date of  Name of  Warrant  Number  Expiration Date
Issuance  Recipient  No.  Shares

8/31/99  The Shaar Fund, Ltd. D-1  300,000  8/31/2004
        Cancelled

8/31/99  Progressive Group D-2  150,000  8/31/2004

Note:  All share amounts are pre-split
values.